As filed with the Securities and Exchange Commission on February 14, 1997
                                                  Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                    Texas                                      75-1031831
       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                    Identification No.)

         1145 Empire Central Place                            75247-4309
                 Dallas, Texas                                (Zip Code)
          (Address of Executive Offices)

                          Employee Stock Option Plan
                           (Full Title of the Plan)

                             Stoney M. Stubbs, Jr.
                     Frozen Food Express Industries, Inc.
                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
                    (Name and address of agent for service)

                                (214) 630-8090
         (Telephone number, including area code, of agent for service)

                                   Copy To:
                             Bryan E. Bishop, Esq.
                          Locke Purnell Rain Harrell
                         (A Professional Corporation)
                         2200 Ross Avenue, Suite 2200
                             Dallas, Texas  75201

                        CALCULATION OF REGISTRATION FEE

    Title                                           Proposed Maximum    Proposed Maximum
 Of Securities      Amount To       Offering Price  Aggregate Offering      Amount of
To Be Registered  Be Registered     Per Share (1)       Price (1)       Registration Fee
Common Stock,     1,500,000 shares     $9.25        $13,875,000.00         $4,204.55
$1.50 Par Value

(1) Estimated in accordance with Rule 457 under the Act solely for purposes of calculating the registration fee, based on the average of the high and low prices reported on the Nasdaq National Market on February 11, 1997.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, (the "Securities Act"), and the introductory note to
Part I of Form S-8.  The document(s) containing the information specified in
Part I will be sent or given to employees as specified by Rule 428(b)(1).

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The information specified in Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note of Part I of Form S-8. The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Frozen Food Express Industries, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

     1. The Company's Annual Report on Form 10-K for fiscal year ended December 31, 1995.
     2. The Company's Proxy Statement dated March 29, 1996 in connection with the Annual Meeting of Stockholders of the Company held on April 25, 1996.
     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.
     4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.
     5. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.
     6. The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed on April 26, 1972 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act ("TBCA") provides that a Texas corporation may indemnify officers and directors who are, or are threatened to be made, named defendants or respondents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in any appeal of such an action, suit or proceeding or in any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person is or was a director or officer, but only if it is determined that the person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as an officer or director of the corporation, that his conduct was in the best interest of the corporation and (b) in all other cases, that his conduct was not opposed to the best interests of the corporation, and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, officers and directors may not be indemnified in connection with any proceeding in which the person is found liable on the basis that the person improperly received personal benefit or in which the person is found liable to the corporation.
The TCBA permits indemnification for all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection with the proceeding in question; provided, however, that in situations where an officer or director is found liable on the basis that the person improperly received personal benefit or is found liable to the corporation, indemnification (x) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (y) is not permitted in any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his duties to the corporation. If an officer or director is successful on the merits, or otherwise, in the defense of the proceeding, the corporation must indemnify him for all reasonable expenses actually incurred in connection therewith.

     Article Twelve of the Company's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required (i) to indemnify any officer or director against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses, including court costs and attorney's fees, actually incurred by such person if such person was, is or is threatened to be named a defendant or respondent in a proceeding because that person is or was an officer or director of the Company and (ii) to advance such person reasonable expenses actually incurred in connection therewith.

     Article Fourteen of the Company's Articles of Incorporation provides that, to the extent permitted by Texas law, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1  Frozen Food Express Industries, Inc. Employee Stock Option Plan.

     5.1  Opinion of Locke Purnell Rain Harrell (A Professional
          Corporation).

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants.

     23.2 Consent of Locke Purnell Rain Harrell (A Professional
          Corporation) (included in opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment referred to in paragraph (1) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on February 12, 1997.

                                FROZEN FOOD EXPRESS INDUSTRIES, INC.



                                By:/s/ Stoney M. Stubbs, Jr.
                                   _________________________________________
                                   Stoney M. Stubbs, Jr
                                   Chairman of the Board, President and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stoney M. Stubbs, Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                     Date
-------------------------  -------------------------------------  ---------------
/s/ Stoney M. Stubbs, Jr.  Chairman of the Board of Directors,    February 12, 1997
-------------------------  President and Chief Executive Officer
    Stoney M. Stubbs, Jr.  (Principal ExecutiveOfficer)

/s/ Edgar O. Weller        Vice Chairman of the Board of          February 12, 1997
-------------------------  Directors
    Edgar O. Weller

/s/ Burl G. Cott           Senior Vice President,                 February 12, 1997
-------------------------  Chief Financial Officer and Director
    Burl G. Cott           (Principal Financial and Accounting
                           Officer)

/s/ Charles G. Robertson   Executive Vice President,              February 12, 1997
-------------------------  Chief Operating Officer and Director
    Charles G. Robertson

                            Director                              February 12, 1997
-------------------------
    W. Grogan Lord

/s/ Leroy Hallman           Director                              February 12, 1997
-------------------------
    Leroy Hallman

                            Director                              February 12, 1997
-------------------------
    Brian R. Blackmarr

                            Director                              February 12, 1997
-------------------------
    T. Michael O'Connor

                               INDEX TO EXHIBITS



Exhibit
Number                    Exhibit
-------                   -------

4.1                       Frozen Food Express Industries, Inc.
                          Employee Stock Option Plan

5.1                       Opinion of Locke Purnell Rain
                          Harrell (A Professional
                          Corporation)

23.1                      Consent of Arthur Andersen LLP,
                          Independent Public Accountants

23.2                      Consent of Locke Purnell Rain
                          Harrell (A Professional
                          Corporation) (included in opinion
                          filed as Exhibit 5.1)

24.1                      Power of Attorney (included on
                          the signature page of this
                          Registration Statement)

                                                                  EXHIBIT 4.1

                     Frozen Food Express Industries, Inc.
                          Employee Stock Option Plan


                                  I.  GENERAL

     1. PURPOSE. The Frozen Food Express Industries, Inc. Employee Stock Option Plan (the "Plan") has been established by Frozen Food Express Industries, Inc. (the "Company") to:

          (a) motivate participating employees, by means of appropriate incentive, to achieve long-range goals; and

          (b) further identify Participants' interests with those of the Company's other shareholders through compensation based on the Company's common stock;

and thereby encourage the judgment, initiative and efforts of participating employees for the successful conduct of the Company's business.

     2. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1997. No option shall be granted hereunder after July 1, 2001.

     3.   DEFINITIONS.  The following definitions are applicable to the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee appointed by the Board to administer the Plan.

     "Disability" means a physical or mental condition of an Employee which appears to permanently prevent him from satisfactorily performing his usual duties for the Company or any Subsidiary, or such other duties which the Company makes available to him and for which he is qualified by reason of his training, education or experience. Determination of a Disability shall be made by the Board in its sole discretion based upon medical reports and other evidence satisfactory to the Board.

     "Early Retirement" means termination of employment after attainment of age fifty-five (55) and completion of at least ten (10) Years of Service with the Company or any Subsidiary in accordance with the Company's standard retirement policies.

     "Employee" means a salaried or hourly employee as determined based on the payroll records of the Company or a Subsidiary; provided, however, that the following shall not be considered "Employees" for purposes of the Plan: (a) any employee who is a leased employee within the meaning of Code Section 414(n);
(b) any employee whose terms and conditions of employment are governed by a collective bargaining agreement and with respect to whom inclusion in the Plan has not been specifically provided for in such collective bargaining agreement; (c) any employee who is an officer of the Company or who is subject to Section 16 of the Exchange Act as of a Grant Date; and (d) any individual who is an independent contractor (including any individual who is recharacterized by the Internal Revenue Service as a common law employee, for periods during which such individual was treated as an independent contractor by the Company or a Subsidiary). If a Participant ceases to be an Employee by virtue of his or her becoming an Ineligible Person, his or her rights under any then outstanding options issued under the Plan will not be affected, even though such person would not be eligible for future grants.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of any Stock means (a) if the Stock is listed on a national securities exchange, the closing price on the Stock on a given date;
(b) if the Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the closing bid and asked price for the Stock on a given date; and (c) if the Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board, in good faith, shall determine.

     "Grant Date" means, with respect to any Stock Option, the date of grant specified by the Board or the Committee or, if no date of grant is specified, the date on which the Board or the Committee awards the Stock Option.

     "Ineligible Person" means any person not considered an Employee for purposes of the Plan due to the fact that he or she is (i) an employee whose terms and conditions of employment are governed by a collective bargaining agreement and with respect to whom inclusion in the Plan has not been specifically provided for in such collective bargaining agreement or (ii) an employee who is an officer of the Company or is subject to Section 16 of the Exchange Act as of a Grant Date.

     "Participant" means any Employee of the Company or any Subsidiary of the Company.

     "Retirement" means termination of employment after attainment of age sixty-five (65) in accordance with the Company's standard retirement policies.

     "Savings Plan" means the Savings Plan for Employees of Frozen Food Express Industries, Inc. (as amended and restated from time to time).

     "Stock" means Frozen Food Express Industries, Inc. common stock, $1.50 par value.

     "Stock Option" means the right of a Participant to purchase Stock pursuant to a Stock Option awarded in accordance with the provisions of the Plan.

     "Subsidiary" means any corporation (i) during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company and (ii) that is designated a participating employer in the Plan by the Board.

     "Year of Service" means a completed calendar year in which an Employee completes one thousand (1,000) Hours of Service. Hours of Service shall be computed in accordance with the provisions of the Company's Savings Plan.

     4. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     The Board, in its discretion, may delegate any or all of its authority, powers and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers and discretion in itself at any time. If appointed, the Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

     5. SHARES SUBJECT TO THE PLAN. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued shares held in treasury (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph 9, the number of shares of Stock available under the Plan for the grant of Stock Options shall not exceed 1,500,000 shares in the aggregate. If for any reason any shares as to which options have been granted cease to be subject to purchase hereunder, then the shares in respect of which such option was granted shall become available for subsequent awards under the Plan to the extent permitted by applicable law.

     6. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an Employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option pursuant to the Plan, the Company shall have the right to require the Employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

     7. TRANSFERABILITY. Stock Options awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative.

     8. EMPLOYMENT AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment, and no Participant will have the right to be retained in the employ of the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.

     9. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE PLAN. The terms of a Stock Option and the number of shares of Stock authorized pursuant to paragraph 5 hereof for issuance under the Plan shall be subject to adjustment, from time to time, in accordance with the following provisions:

          (a) If at any time or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Stock Option shall be increased proportionately, and (iii) the price for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Stock Options shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Stock Options remain exercisable.

          (b) If at any time or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan as provided in Paragraph 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Stock Option shall be decreased proportionately, and (iii) the price for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Stock Options shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Stock Options remain exercisable.

          (c) If at any time or from time to time, the Company shall engage in a spinoff, recapitalization, merger, combination, exchange of shares, sale of all or substantially all of its assets, voluntary liquidation or other similar change, the Board or the Committee, in its sole discretion, may equitably adjust
               (i) the aggregate number of shares of Stock with respect to which awards may be made under the Plan, (ii) the number of shares of Stock that may be acquired under any Stock Option,
               (iii) the price for each share of Stock subject to then outstanding Stock Options, (iv) the schedule according to which Stock Options shall vest, (v) the Expiration Date of any Stock Option (including, without limitation, an acceleration of the Expiration Date to coincide with the closing or effective date of such a transaction) and (vi) any other characteristics of the Stock Options or provision of the Plan which the Board or the Committee, in its sole discretion, deems necessary. If provision is not otherwise made in writing in connection with such transaction for the substitution of securities of another issuer, other securities of the Company, cash or other property, and without the necessity of any action by the Board, each holder of an outstanding Stock Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the number of shares of Stock that are then vested and exercisable, and the unexercised portion of any Stock Option shall be deemed cancelled and terminated as of the effective date of such transaction.

          (d) Adjustments hereunder shall be made by the Board, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

     10. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan, in the event of a change in control, all outstanding Stock Options will automatically become fully exercisable and/or vested. For purposes of this paragraph 10, the term "change in control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

          (a) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than the Company, a wholly-owned subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary or any trustee of such a plan, is or becomes, without the prior approval of the Board, a beneficial owner, directly or indirectly, of stock of the Company representing 35 percent or more of the total voting power of the Company's then outstanding voting stock.

          (b) a tender offer (for which a filing has been made with the Securities Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this paragraph (b), the change in control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 35 percent of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 35 percent or more of the total voting power of the Company's stock when the offer terminates; or

          (c) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under SEC Rule 13d-3 (or any similar or superseding statute or rule) from time to time in effect.

     11. NOTICE OF STOCK OPTION AWARDS. As soon as practicable following each Grant Date under the Plan, the Company will provide written notice to each Participant who is awarded a Stock Option of the award and the terms and conditions of the Plan.

     12. AMENDMENT AND TERMINATION OF PLAN. Subject to the following provisions of this paragraph 12, the Board may at any time and in any way amend, suspend or terminate the Plan. If stockholder approval of an amendment to the Plan increasing the total number of shares of Stock with respect to which awards may be made under the Plan, materially increasing the benefits accruing to Participants under the Plan or materially modifying the requirements as to eligibility for participation in the Plan is a condition of SEC Rule 16b-3 or the Code at the time such amendment is adopted, no such amendment shall be adopted and, except as provided in paragraph 9, no action shall be taken by the Board unless such amendment or action be approved by the stockholders of the Company in accordance with Rule 16b-3 or applicable provisions of the Code. No amendment, suspension or termination of the Plan shall alter or impair any Stock Option previously awarded under the Plan without the consent of the holder thereof.

                       II.  NON-QUALIFIED STOCK OPTIONS

     1. DEFINITION; STOCK OPTION PRICE. The award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price equal to one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date of such option.

     2. ELIGIBILITY; DISCRETION TO AWARD STOCK OPTIONS. Participants who, as of the Grant Date, have both (a) been continuously employed by the Company or a Subsidiary for the immediately preceding six months, and (b) completed a minimum of 500 Hours of Service during the immediately preceding six months ("Eligible Participants") shall be eligible to receive an award of options on the Grant Date. Hours of Service under the Plan shall be determined in the same manner as under the Company's Savings Plan. Service as a trainee shall be considered as service with the Company.

     The Board or the Committee may authorize from time to time in its sole discretion, by adoption of a resolution, the award of Stock Options. The Board or the Committee may award to Eligible Participants such number of Stock Options covering such number of shares of Common Stock as it may determine in its sole discretion.

     3. EXERCISE OF STOCK OPTIONS. A Stock Option may be exercised at any time or from time to time as to any or all shares of Stock as to which the Stock Option has become exercisable; PROVIDED, HOWEVER, that a Stock Option shall not be exercised at any time as to less than one hundred (100) shares of Stock (or less than the number of shares of Stock as to which the Stock Option is then exercisable, if that number is less than one hundred (100) shares of Stock). To the extent provided by the Board, the full purchase price of each share of Stock purchased upon the exercise of any Stock Option shall be paid in cash or its equivalent at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Participants also may elect to pay, unless restricted by the Board, the purchase price, in whole or in part, of shares of Stock purchased upon the exercise of Stock Options through (i) the Company's withholding of shares of

Stock (valued at Fair Market Value as of the day of exercise) that would otherwise be issuable upon exercise of such Stock Options equivalent to the purchase price of such Stock Options and/or (ii) actual or constructive delivery of shares of Stock with a Fair Market Value equal to the purchase price as of the close of business on the day immediately preceding the date of exercise, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

     4. VESTING OF STOCK OPTIONS. Each Stock Option shall become and be exercisable in accordance with the following schedule, based on the number of full Years of Service completed subsequent to the Grant Date:

          Years of Service                   Vested Percentage
          ----------------                   -----------------

                0                                   0%
                1                                   0%
                2                                   0%
                3                                   0%
                4                                   0%
                5                                  60%
                6                                  80%
                7                                 100%

Notwithstanding the foregoing, each Stock Option shall be 100% vested and exercisable upon a Change in Control, and upon a Participant's Retirement, Early Retirement, Disability or death.

     5. STOCK OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Stock Option awarded to a Participant under the Plan means the earliest of:

          (a) the date that is ten (10) years following the Grant Date of the Stock Option;

          (b) the date the Participant's employment with the Company and all Subsidiaries is terminated for reasons other than Retirement, Early Retirement, Disability or death; or

          (c) the date that is ninety (90) days after the date the Participant's employment with the Company and all Subsidiaries is terminated by reason of Retirement, Early Retirement, Disability or death.

All rights to purchase shares of Stock pursuant to a Stock Option shall cease as of such option's Expiration Date.

     IN WITNESS WHEREOF, FROZEN FOOD EXPRESS INDUSTRIES, INC. has caused this instrument to be executed in its name and on its behalf, by the officers thereunto duly authorized, as of this 1st day of January, 1997.


ATTEST/WITNESS:                         FROZEN FOOD EXPRESS INDUSTRIES, INC.

/s/ Leonard W. Bartholomew              By:    /S/ Stoney M. Stubbs, Jr.

                                        Name:  Stoney M. Stubbs, Jr.

Print Name: Leonard W. Bartholomew      Title: Chairman, President and
                                               Chief Executive Officer

[SEAL]


Date: January 1, 1997

                                                       EXHIBIT 5.1


                                   February 12, 1997



Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas  75247-4309

Dear Ladies and Gentlemen:

     This firm has acted as counsel for Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), in connection with the registration, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), of the offer and sale of an aggregate of 1,500,000 shares of common stock, $1.50 par value per share, of the Company (the "Common Stock"), as that number of shares may be adjusted from time to time pursuant to the provisions of the Plan (hereinafter defined), that may be issued pursuant to stock options ("Stock Options") granted under the Frozen Food Express Industries, Inc. Employee Stock Option Plan adopted on November 13, 1996, by the Company's Board of Directors (the "Plan"). Unless otherwise defined herein, each term used herein that is defined in the Plan has the meaning given such term in the Plan.

     In reaching the opinions set forth herein, this firm has reviewed the Plan, the Company's Articles of Incorporation and Bylaws, and, except as set forth below, certificates of public officials and officers of the Company, and matters of law that this firm deemed relevant.

     Based on the subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, this firm is of the opinion that each share of Common Stock registered pursuant to the Registration Statement, when and if issued in accordance with the terms of the Plan and the relevant option, will be legally issued, fully paid and non-assessable.

     The opinion expressed above is subject to the following assumptions, exceptions, and qualifications:

     1. This firm has assumed that (i) all information contained in all documents reviewed by this firm is true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by this firm had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity, and (vii) the laws of any jurisdiction other than Texas that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document.

Frozen Foods Express Industries, Inc.
February 12, 1997
Page 2


     2. This firm also has assumed that the Company will receive the full amount and type of consideration (as specified in the Plan and each applicable stock option) for each of the shares of Common Stock registered pursuant to the Registration Statement before the issuance of each of those shares of Common Stock pursuant to the applicable option and that each grant of a Stock Option pursuant to the Plan will be duly authorized.

     The opinion expressed above is limited to the laws of the State of Texas and the federal laws of the United States of America.

     This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under section 7 of the Security Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   LOCKE PURNELL RAIN HARRELL
                                   (A Professional Corporation)



                                   By: /s/ Bryan E. Bishop
                                      ------------------------
                                      Bryan E. Bishop

                                                            Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 1996, incorporated by reference in Frozen Food Express Industries, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP


Dallas, Texas
   February 12, 1997